Exhibit 99.1

NEWS RELEASE

CONTACT:	Investor Relations	Corporate Communications
	435.634.3200	435.634.3553
	Investor.relations@skywest.com	corporate.communications@skywest.com

SkyWest, Inc. Announces Fourth Quarter 2017 Profit

•                  Fourth quarter 2017 net income of $290 million, or $5.46 per diluted share

•                  Fourth quarter 2017 adjusted net income of $43 million, or $0.81 per diluted share

•                  Q4 2017 adjusted net income excludes an after-tax benefit of $247 million from the Tax Cuts and Jobs Act of 2017 (“TCJA”) enacted during the quarter

ST. GEORGE, Utah, February 1, 2018 — SkyWest, Inc. (NASDAQ: SKYW) (“SkyWest”) today reported financial and operating results for Q4 2017, including net income of $290 million, or $5.46 per diluted share, compared to net loss of $270 million, or $5.22 loss per diluted share for Q4 2016. Excluding special items in both periods, adjusted net income was $43 million, or $0.81 per diluted share for Q4 2017, compared to adjusted net income of $29 million, or $0.54 per diluted share for Q4 2016.(1)  Q4 2017 adjusted earnings per diluted share of $0.81 did not include a $247 million after-tax benefit from the revaluation of our net deferred tax liability that was included in our GAAP results for the quarter.

SkyWest reported net income of $429 million, or $8.08 per diluted share for the 2017 year, compared to a net loss of $162 million, or $3.14 loss per diluted share for the 2016 year.  Excluding special items in both periods, adjusted net income was $182 million, or $3.43 per diluted share for the 2017 year, compared to adjusted net income of $143 million, or $2.73 per diluted share for the 2016 year.(2)

The improvement in net income from Q4 2016 to Q4 2017, excluding special items, was primarily due to SkyWest’s continued fleet transition over the last year, including the addition of

(1)  See Reconciliation of non-GAAP financial measures section of this release for more information.

(2)  Ibid.

21 new E175 aircraft and the removal of aircraft operating under unprofitable or less profitable flying agreements, including 65 50-seat jet aircraft and 13 CRJ700/CRJ900 aircraft.

Commenting on the results, Chip Childs, Chief Executive Officer of SkyWest, said “Our 2017 results reflect solid execution of our plan by our world-class professionals.  Healthy year-over-year improvements came from disciplined investment, risk reduction and strong operating performance.  Our execution of these clear objectives continues to drive results and positive momentum into 2018 and beyond.”

Q4 2017 Financial Highlights

Revenue was $797 million in Q4 2017, up from $758 million in Q4 2016. The increase in revenue included the net impact of adding 21 new E175 aircraft since Q4 2016, partially offset by the removal of 78 unprofitable or less profitable aircraft over the same period.  Additionally, SkyWest took delivery of 19 E175 aircraft throughout Q4 2016, which had only a partial quarter impact on 2016 revenue for comparability purposes to 2017.

Operating expenses were $704 million in Q4 2017, down from $1.16 billion in Q4 2016. The Q4 2016 operating expenses included $473 million in special charges related to our 50-seat fleet and early lease returns.(3)  Excluding the Q4 2016 special charges, the Q4 2017 operating expenses were up $14 million from Q4 2016 primarily due to higher fuel costs and an increase in engine maintenance costs as an increasing percentage of our fleet are under long term power-by-the-hour maintenance agreements.

The enactment of the TCJA resulted in $247 million income tax benefit from the revaluation of SkyWest’s net deferred tax liabilities during Q4 2017.  SkyWest anticipates an effective tax rate for 2018 to generally range between 24% and 25%, excluding the impact of any discrete tax items.

Q4 2017 Operational Update

SkyWest Airlines, Inc. (“SkyWest Airlines”) took delivery of three new E175 aircraft during the quarter.  The following summarizes the anticipated delivery dates for the remaining 12 E175 aircraft to be placed under contract with Alaska Airlines (“Alaska”) and 30 E175 SC aircraft to be placed under contract with Delta Air Lines (“Delta”):

(3)  See Reconciliation of non-GAAP financial measures section of this release for more information.

	Scheduled E175/E175 SC Aircraft Deliveries
	In-service Dec 31, 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Anticipated in-service by end of 2018
Total E175/ E175 SCs:	107	5	16	14	7	149

ExpressJet Airlines, Inc. (“ExpressJet”) continued the previously announced wind down of its flying agreement with Delta during the quarter. At the end of 2017, ExpressJet had 16 CRJ900s and 33 CRJ700s remaining in service under the Delta agreement.  ExpressJet anticipates returning 19 leased aircraft to Delta ratably over the next several quarters (16 CRJ900s and three CRJ700s).  ExpressJet also anticipates removing the remaining 30 CRJ700s from service with Delta starting in April 2018.  ExpressJet has reached a previously announced agreement to place eight CRJ700s under a flying contract with American Airlines (“American”) and is pursuing alternative opportunities for the remaining 22 CRJ700s.

Operating Performance:

Flight completion rates at SkyWest Airlines and ExpressJet for Q4 2017 and 2016 are summarized as follows:

	SkyWest Airlines		ExpressJet
	Q4 2017	Q4 2016	Q4 2017	Q4 2016
Adjusted Completion *	99.9%	99.9%	99.9%	99.8%
Raw Completion	98.8%	98.2%	98.9%	98.4%

* Adjusted Completion excludes weather cancellations. Raw Completion includes weather cancellations.

Q4 2017 Capital and Liquidity

SkyWest had $685 million in cash and marketable securities at December 31, 2017, up $120 million from December 31, 2016 and up $10 million from September 30, 2017. During the fourth quarter of 2017, SkyWest used $15 million in cash toward the purchase of three E175 aircraft. SkyWest also used $10 million to repurchase stock in Q4 2017 under its $100 million share repurchase program, of which $80 million remains authorized.

Total debt was up slightly during the fourth quarter of 2017, with scheduled principal payments largely offsetting the debt issued for new aircraft during the quarter. In Q4 2017, excluding the three E175s purchased, SkyWest used $47 million for other capital investments, including spare engines and aircraft parts.

Reconciliation of non-GAAP financial measures

Although SkyWest’s financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), SkyWest management believes that certain non-GAAP financial measures may provide investors with useful information regarding the underlying business trends and performance of SkyWest’s ongoing operations and may be useful for period-over-period comparisons of such operations.  The following table sets forth supplemental financial data and corresponding reconciliations to GAAP financial statements for the three and twelve months ended December 31, 2017 and 2016.  Readers should consider these non-GAAP measures in addition to, not a substitute for, financial reporting measures prepared in accordance with GAAP.  These non-GAAP financial measures exclude some, but not all, items that may affect SkyWest’s net income.  Additionally, these calculations may not be comparable with similarly titled measures of other companies.

Reconciliation to Adjusted Net Income and Diluted Earnings per Share (unaudited)

(Dollars in thousands, except per diluted share)

	For the three months ended December 31, 2017
	Pre-tax income	Income tax benefit (expense)	Net income	Net income per Diluted Share
GAAP income	$68,238	$221,690	$289,928	$5.46
Q4 2017 adjustments (1)	—	(246,845)	(246,845)
Adjusted income	$68,238	$(25,155)	$43,083	$0.81

	For the year ended December 31, 2017
	Pre-tax income	Income tax benefit (expense)	Net income	Net income per Diluted Share
GAAP income	$288,183	$140,724	$428,907	$8.08
2017 year adjustments (1)	—	(246,845)	(246,845)
Adjusted income	$288,183	$(106,121)	$182,062	$3.43

	For the three months ended December 31, 2016
	Pre-tax income (loss)	Income tax benefit (expense)	Net income (loss)	Net income (loss) per Diluted Share
GAAP income (loss)	$(426,222)	$155,977	$(270,245)	$(5.22)
Q4 2016 adjustments (2)	465,649	(171,047)	294,602
Q4 2016 adjustments (3)	6,878	(2,526)	4,352
Adjusted income (4)	$46,305	$(17,596)	$28,709	$0.54

	For the year ended December 31, 2016
	Pre-tax income (loss)	Income tax benefit (expense)	Net income (loss)	Net income (loss) per Diluted Share
GAAP income (loss)	$(248,812)	$87,226	$(161,586)	$(3.14)
2016 year adjustments (2)	465,649	(171,047)	294,602
2016 year adjustments (5)	16,101	(6,023)	10,078
Adjusted income (4)	$232,938	$(89,844)	$143,094	$2.73

These adjustments allow investors to better understand and analyze our recurring core performance in the periods presented.

(1)         Adjusts for tax benefit resulting from the TCJA enacted during Q4 2017 that resulted in a revaluation of SkyWest’s deferred tax assets and liabilities.

(2)         Adjusts for a non-cash impairment charge on 50-seat aircraft and related long-lived assets and spare aircraft parts net of a $90 million early settlement of residual value guarantees with Bombardier received in Q4 2016.

(3)         Adjusts for early lease return charges on four CRJ700s.

(4)         Pro forma diluted shares outstanding for Non-GAAP net income were 52,806,000 and 52,369,000 for the three and twelve months ended December 31, 2016, respectively.

(5)         Adjusts for early lease return charges on eight CRJ700s.

About SkyWest

Based in St. George, Utah, SkyWest, Inc. is the holding company for two scheduled passenger airline operations and an aircraft leasing company with more than 17,000 employees. SkyWest’s airline companies provide commercial air service in cities throughout North America with nearly 3,000 daily flights carrying more than 50 million passengers annually. SkyWest Airlines operates through partnerships with United Airlines, Delta Air Lines, American Airlines and Alaska Airlines.

SkyWest will host its conference call to discuss fourth quarter 2017 results today, February 1, 2018, at 2:30 p.m. Mountain Time. The conference call number is 1-877-418-5293 for domestic callers, 1-866-605-3852 for Canada callers and 1-412-717-9593 for other international callers. Please call up to ten minutes in advance to ensure you are connected prior to the start of the call. The conference call will also be available live on the Internet at https://www.webcaster4.com/Webcast/Page/1088/24156.  This press release and additional information regarding SkyWest, including access information for the digital rebroadcast of the fourth quarter 2017 earnings call, participation at investor conferences, investor presentations and monthly traffic statistic releases, can be accessed at inc.skywest.com.

Forward Looking-Statements

In addition to historical information, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “forecasts”, “expects,” “intends,” “believes,” “anticipates,” “estimates”, “should,” “likely” and similar expressions identify forward-looking statements. Such statements include, but are not limited to, statements about SkyWest’s future financial and operating results, plans, objectives, expectations, estimates, intentions and outlook, and other statements that are not historical facts. All forward-looking statements included in this release are made as of the date hereof and are based on information available to SkyWest as of such date. SkyWest assumes no obligation to update any forward-looking statement. Readers should note that many factors could affect the future operating and financial results of SkyWest, SkyWest Airlines or ExpressJet, and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this release. These factors include, but are not limited to, the prospects of entering into agreements with existing or other carriers to fly new aircraft, ongoing negotiations between SkyWest, SkyWest Airlines and ExpressJet and their major partners regarding their contractual obligations, uncertainties regarding operation of new aircraft, the ability to attract and retain qualified pilots, the impact of regulatory issues such as pilot rest rules and qualification requirements, and the ability to obtain aircraft financing.

Actual operational and financial results of SkyWest, SkyWest Airlines and ExpressJet will likely also vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of other reasons, including, in addition to those identified above: the challenges and costs of integrating operations and realizing anticipated synergies and other benefits from the acquisition of ExpressJet; the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel; the financial stability of SkyWest’s major partners and any potential impact of their financial condition on the operations of SkyWest, SkyWest Airlines, or ExpressJet; fluctuations in flight schedules, which are determined by the major partners for whom SkyWest’s operating airlines conduct flight operations; variations in market and economic conditions; significant aircraft lease and debt commitments; residual aircraft values and related impairment charges; labor relations and costs; the impact of global instability; rapidly fluctuating fuel costs, and potential fuel shortages; the impact of weather-related or other natural disasters on air travel and airline costs; aircraft deliveries; the ability to attract and retain qualified pilots and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause SkyWest’s actual results to differ materially from management’s current expectations are contained in SkyWest’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

SkyWest, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Loss)

(Dollars and Shares in Thousands, Except per Share Amounts)

(Unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
	2017	2016	2017	2016
OPERATING REVENUES
Passenger	$777,661	$740,736	$3,126,708	$3,051,414
Ground handling and other	19,497	17,280	77,560	69,792
Total operating revenues	797,158	758,016	3,204,268	3,121,206

OPERATING EXPENSES
Salaries, wages and benefits	296,262	295,637	1,196,227	1,211,380
Aircraft maintenance, materials and repairs	145,996	144,584	579,463	569,306
Depreciation and amortization	77,353	75,538	292,768	284,969
Aircraft rentals	47,709	57,144	215,807	262,602
Aircraft fuel	49,089	31,457	162,653	122,284
Ground handling services	17,718	18,434	69,848	72,659
Special items	—	465,649	—	465,649
Other operating expenses	70,092	74,037	299,303	305,041
Total operating expenses	704,219	1,162,480	2,816,069	3,293,890
OPERATING INCOME (LOSS)	92,939	(404,464)	388,199	(172,684)
OTHER INCOME (EXPENSE)
Interest income and other	1,511	543	4,909	2,049
Interest expense	(26,212)	(22,301)	(104,925)	(78,177)
Total other expense, net	(24,701)	(21,758)	(100,016)	(76,128)

INCOME (LOSS) BEFORE INCOME TAXES	68,238	(426,222)	288,183	(248,812)
PROVISION (BENEFIT) FOR INCOME TAXES	(221,690)	(155,977)	(140,724)	(87,226)
NET INCOME (LOSS)	$289,928	$(270,245)	$428,907	$(161,586)

BASIC EARNINGS (LOSS) PER SHARE	$5.60	$(5.22)	$8.28	$(3.14)
DILUTED EARNINGS (LOSS) PER SHARE	$5.46	$(5.22)	$8.08	$(3.14)

Weighted average common shares
Basic	51,811	51,757	51,804	51,505
Diluted	53,140	51,757	53,100	51,505

SkyWest, Inc. and Subsidiaries

Summary of Consolidated Balance Sheets

(Dollars in Thousands)

(Unaudited)

	December 31, 2017	December 31, 2016
Cash and marketable securities	$685,295	$564,907
Other current assets	309,838	352,885
Total current assets	$995,133	$917,792
Property and equipment, net	4,134,003	3,782,897
Deposit on aircraft	49,000	38,800
Other long-term assets	280,143	268,477
Total assets	$5,458,279	$5,007,966

Current portion, long-term debt	$309,678	$305,460
Other current liabilities	511,147	441,805
Total current liabilities	$820,825	$747,265

Long-term debt, net of current maturities	2,377,346	2,240,051
Other long-term liabilities	505,786	669,707
Stockholders’ equity	1,754,322	1,350,943
Total liabilities and stockholders’ equity	$5,458,279	$5,007,966

Unaudited Operating Highlights

	Three Months Ended December 31				Twelve Months Ended December 31
	2017	2016	Change		2017	2016	Change
Block hours	450,095	464,736	(3.2)%		1,839,779	1,938,492	(5.1)%
Departures	260,943	273,589	(4.6)%		1,087,052	1,153,480	(5.8)%

Passengers carried	12,622,527	12,926,784	(2.4)%		51,483,552	53,539,438	(3.8)%
Passenger load factor	81.8%	82.9%	(1.1	) pts	80.4%	82.1%	(1.7	) pts

Average passenger trip length	520	526	(1.1)%		512	523	(2.1)%

SkyWest, Inc. and Subsidiaries

Additional Operational Information (unaudited)

SkyWest’s total fleet in service decreased by nine aircraft during Q4 2017, as follows:

Aircraft in scheduled service at September 30, 2017:		604
Additions:
New E175 aircraft:		3
Removals, net:
CRJ900 aircraft:	(8)
ERJ145/135 aircraft:	(6)
CRJ700 aircraft:	(2)
Total Removals, net:		(16)
Redeployed in-transit CRJ200 aircraft:		4
Aircraft in scheduled service at December 31, 2017:		595

SkyWest’s total fleet in service decreased by 57 aircraft over the last twelve months, as follows:

Aircraft in scheduled service at December 31, 2016:		652
Additions:
New E175 aircraft:		21
Removals, net:
ERJ145/135 aircraft:	(47)
CRJ200 aircraft:	(18)
CRJ900 aircraft;	(12)
CRJ700 aircraft:	(1)
Total Removals, net:		(78)
Aircraft in scheduled service at December 31, 2017:		595

SkyWest, Inc. and Subsidiaries

Additional Operational Information (continued and unaudited)

Completed Block Hours by Aircraft Type and by Airline

	Three months ended December 31			Twelve months ended December 31
By Aircraft Type:	2017	2016	Variance %	2017	2016	Variance %
E175s	98,553	68,048	44.8	367,601	219,421	67.5
CRJ700/900s	139,178	137,351	1.3	571,937	608,377	(6.0)
Dual-class aircraft	237,731	205,399	15.7	939,538	827,798	13.5

CRJ200s	135,544	143,319	(5.4)	543,195	619,840	(12.4)
ERJ145/135s	76,820	116,018	(33.8)	357,046	490,854	(27.3)
50-seat aircraft	212,364	259,337	(18.1)	900,241	1,110,694	(18.9)
Total Block Hours	450,095	464,736	(3.2)	1,839,779	1,938,492	(5.1)

	Three months ended December 31			Twelve months ended December 31
By Airline:	2017	2016	Variance %	2017	2016	Variance %
SkyWest Airlines	329,182	269,586	22.1	1,237,547	1,105,031	12.0
ExpressJet	120,913	195,150	(38.0)	602,232	833,461	(27.7)
Total Block Hours	450,095	464,736	(3.2)	1,839,779	1,938,492	(5.1)

Quarterly Fleet and Block Hour Production Forecast for 2018

Fleet (1):	As of 12/31/2017	As of 3/31/2018	As of 6/30/2018	As of 9/30/2018	As of 12/31/2018
	(Actual)	(Estimate)	(Estimate)	(Estimate)	(Estimate)
E175/175SCs	107	112	128	142	149
CRJ700/900s	181	169	158	149	140
CRJ200s	195	191	192	180	171
ERJ145s/135s	112	100	100	100	100
Totals	595	572	578	571	560

Production (2):	Q4-2017	Q1-2018	Q2-2018	Q3-2018	Q4-2018	Total 2018
	(Actual)	(Estimate)	(Estimate)	(Estimate)	(Estimate)	(Estimate)
Block Hours	450,095	441,000	444,000	457,000	442,000	1,784,000

(1)  Fleet count excludes aircraft removed from scheduled service. Actual fleet counts may vary from the forecast due to timing of aircraft removed from service, timing of aircraft transitioned into service and timing of new aircraft deliveries.

(2)  Actual production may vary from estimates for various reasons including, but not limited to, timing of aircraft removals and deliveries and anticipated flight completion rates. SkyWest has discontinued providing ASM forecasts, as ASMs are not a meaningful metric in SkyWest’s capacity purchase agreements.